                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 _______________


                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934






        Date of Report (Date of earliest event reported) 24 January 1997
                                                        _________________



                        Air Products and Chemicals, Inc.
              ____________________________________________________
               (Exact name of registrant as specified in charter)


                Delaware                                               1-4534                                23-1274455
______________________________________________               ________________________               ___________________________
(State of other jurisdiction of incorporation)               (Commission file number)               (IRS Identification number)


7201 Hamilton Boulevard, Allentown, Pennsylvania                 18195-1501
________________________________________________                 __________
   (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code  (610) 481-4911
                                                    ______________

Item 5.  Other Events.


         The Registrant reported net income of $100 million, or 91 cents per share, for the first quarter ended December 31, 1996. This compares to $89 million, or 80 cents per share in the year ago quarter, a per-share increase of 14 percent. Sales of $1.1 billion were up 18 percent versus $947 million last year. Results for the quarter included a 5 cent per share gain from the sale of the company's landfill gas business and a 5 cent per share loss related to the anticipated sale of a small product line in performance chemicals. The acquisition of Carburos Metalicos, a major Spanish industrial gas company, was also completed in the quarter.

         Industrial gas sales for the quarter increased 12 percent, while operating income rose 14 percent. Performance from industrial gas operations in the U. S. reflected higher plant loading, more efficient production and distribution, and tighter controls on related overhead costs. Excluding the consolidation of Carburos Metalicos, European results were lower due to a planned tonnage hydrogen customer outage and general economic softness. Results for gas equity affiliates were above last year.

         In chemicals, first quarter sales increased 12 percent.
Excluding the writedown of a small product line, operating income rose 12 percent, driven by volume gains across all major businesses.

         The Equipment and Services segment, which now includes power generation and air pollution control results on a comparable basis, recorded significantly higher sales and a modest increase in operating income for the quarter due to increased commercial activity. The business carries a record backlog of high-quality projects forward.


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
         The Corporate/Other segment included a gain on the sale of the landfill gas business, and also benefited from favorable foreign exchange.

         The quarter's results were also impacted by higher interest expense related to debt for the acquisition of Carburos Metalicos, new capital investments brought onstream, and the share repurchase program.

         The company also announced that while progress is being made, its planned divestiture of American Ref-Fuel would take longer than anticipated given the venture's partnership structure and project complexities. The objective remains to exit the business while obtaining its full value. On a related note, the company has completed $175 million in share repurchases against the program announced concurrently last April. The remainder of the program will be paced by the disposition of American Ref-Fuel and ongoing capital investment requirements.

Financial tables follow:


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

                             AIR PRODUCTS AND CHEMICALS, INC.
                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                            (Unaudited)


(In millions, except earnings per share)

                                                  Three Months Ended
                                                      31 December
                                                  1996             1995
                                               ---------        ---------

Sales                                          $ 1,120.9        $   947.5

Net Income                                     $    99.9(a)     $    89.0

Earnings Per Share                             $     .91(a)     $     .80
                                               ---------        ---------

(a)Includes an after-tax gain of $5.9 million, or $.05 per share from the sale of the landfill gas business and an after-tax impairment loss of $6.0 million, or $.05 per share.


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

          AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

                       CONSOLIDATED INCOME


(In millions, except per share)

                                                       Three Months Ended
                                                           31 December
                                                      1996              1995
                                                    ---------        ---------
SALES AND OTHER INCOME
Sales                                               $ 1,120.9        $   947.5
Other income, net                                         9.4              3.8
                                                    ---------        ---------
                                                      1,130.3            951.3
                                                    ---------        ---------

COSTS AND EXPENSES
Cost of sales                                           692.7            559.4
Selling, distribution and
 administrative                                         241.5            220.1
Research and development                                 26.7             27.6
                                                    ---------        ---------

OPERATING INCOME                                        169.4            144.2
Income from equity affiliates,
 net of related expenses                                 18.7             15.8
Interest expense                                         39.9             28.7
                                                    ---------        ---------

INCOME BEFORE TAXES                                     148.2            131.3
Income taxes                                             48.3             42.3
                                                    ---------        ---------

NET INCOME                                          $    99.9        $    89.0
                                                    ---------        ---------

MONTHLY AVERAGE OF
 COMMON SHARES OUTSTANDING                              110.3            111.8
                                                    ---------        ---------

EARNINGS PER COMMON SHARE                           $     .91        $     .80
                                                    ---------        ---------

DIVIDENDS DECLARED PER
 COMMON SHARE - Cash                                $     .28        $     .26
                                                    ---------        ---------


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
                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

                           CONSOLIDATED BALANCE SHEETS

(In millions, except per share)

                                                      31 December        31 December
                      ASSETS                              1996               1995
                                                        --------           --------
CURRENT ASSETS
Cash and cash items                                     $  160.7           $   95.0
Trade receivables, less allowances for
 doubtful accounts                                         817.1              628.0
Inventories                                                405.4              370.6
Contracts in progress, less progress billings              152.0              111.5
Other current assets                                       185.0              151.3
                                                        --------           --------
TOTAL CURRENT ASSETS                                     1,720.2            1,356.4
                                                        --------           --------
INVESTMENTS                                                624.6              782.6
PLANT AND EQUIPMENT, at cost                             8,577.7            7,501.1
 Less - Accumulated depreciation                         4,186.4            3,926.0
                                                        --------           --------
PLANT AND EQUIPMENT, net                                 4,391.3            3,575.1
                                                        --------           --------
GOODWILL                                                   285.8               80.5
OTHER NONCURRENT ASSETS                                    294.7              239.8
                                                        --------           --------
TOTAL ASSETS                                            $7,316.6           $6,034.4
                                                        ========           ========

         LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Payables, trade and other                               $  637.8           $  487.4
Accrued liabilities                                        246.4              223.1
Accrued income taxes                                        64.5               68.2
Short-term borrowings                                      566.3              386.7
Current portion of long-term debt                           73.7              167.4
                                                        --------           --------
TOTAL CURRENT LIABILITIES                                1,588.7            1,332.8
                                                        --------           --------
LONG-TERM DEBT                                           2,101.9            1,314.4
DEFERRED INCOME & OTHER NONCURRENT LIABILITIES             404.2              436.4
DEFERRED INCOME TAXES                                      643.0              506.2
                                                        --------           --------
TOTAL LIABILITIES                                        4,737.8            3,589.8
                                                        --------           --------
SHAREHOLDERS' EQUITY
Common stock, par value $1 per share                       124.7              124.7
Capital in excess of par value                             457.5              465.0
Retained earnings                                        2,756.9            2,450.1
Unrealized gain on investments                              29.8               46.2
Cumulative translation adjustments                         (69.8)             (50.3)
Treasury Stock, at cost                                   (262.8)            (133.6)
Shares in trust                                           (457.5)            (457.5)
                                                        --------           --------
TOTAL SHAREHOLDERS' EQUITY                               2,578.8            2,444.6
                                                        --------           --------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $7,316.6           $6,034.4
                                                        ========           ========


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
                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The company completed the sale of the landfill gas recovery business, GSF Energy Inc., during the three months ended 31 December 1996. A gain of $9.5 million ($5.9 million after tax, or $.05 per share) was recorded. Sales of the landfill gas business were $20.3 million in fiscal year 1996 with an operating loss of $3.0 million and net income of $4.0 million, including the net income benefit from nonconventional fuel tax credits. The gain on sale is included in the other income line of the income statement.

During the three months ended 31 December 1996, an impairment loss of $9.3 million ($6.0 million after tax, or $.05 per share) was recorded in the chemicals segment. The write-down was related to production assets in the performance chemicals division and the related goodwill. The impairment loss is calculated based on an offer to purchase these assets and is included in the other income line of the income statement.

On 22 October 1996, the company obtained control of Carburos Metalicos S.A. (Carburos). The company now owns 96.7% of the outstanding shares in Carburos. The acquisition of the additional 70.8% ownership was completed through a series of planned tender offers over a three year period at a total cost of $408.4 million. The acquisition was funded through the issuance of U.S. dollar debt effectively converted to Spanish Peseta liabilities through the use of interest rate and currency swap contracts and foreign exchange contracts.

Carburos is a leading supplier of industrial gases in Spain. This transaction was accounted for as a step acquisition purchase and the results for the three months ended 31 December 1996 contained approximately six weeks of consolidated operating results for Carburos. Previously, the company accounted for its investment using the equity method. The company has recorded a total of $212.2 million as cumulative goodwill, which will be amortized on a straight-line basis over forty years.


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
The following table shows unaudited pro forma consolidated financial information for the three months ended 31 December 1996 and 1995 and the fiscal year ended 30 September 1996. This information reflects the acquisition as if it had occurred on 1 October 1995 and includes adjustments for asset valuation depreciation expense, goodwill amortization, and interest expense from acquistion debt. This information is not necessarily indicative of future consolidated results or what actual results would have been had the acquisition occurred during the periods presented.

PRO FORMA INFORMATION(Unaudited)


(In millions, except earnings per share)

                                   Three Months Ended        Twelve Months Ended
                                       31 December               30 September
                                    1996          1995               1996
                                 ---------     ---------          ---------

Sales                            $ 1,165.8     $ 1,025.0          $ 4,309.7

Net Income                       $   100.9     $    92.9          $   423.1

Earnings Per Share               $     .91     $     .83          $    3.79
                                 ---------     ---------          ---------


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
                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

                          SUMMARY BY BUSINESS SEGMENTS


(In millions)

                                                      Three Months Ended
                                                          31 December
                                                     1996              1995
                                                   --------          --------

Sales:
   Industrial Gases                                $  614.5          $  550.9
   Chemicals                                          346.2             309.7
   Equipment/Services                                 159.0              81.9
   Corporate/Other                                      1.2               5.0
                                                   --------          --------
      CONSOLIDATED                                 $1,120.9          $  947.5
                                                   --------          --------

Operating Income:
   Industrial Gases                                $  118.3          $  103.7
   Chemicals                                           44.5              48.1
   Equipment/Services                                   5.6               4.6
   Corporate/Other                                      1.0             (12.2)
                                                   --------          --------
      CONSOLIDATED                                 $  169.4          $  144.2
                                                   --------          --------

Equity Affiliates' Income:
   Industrial Gases                                $   12.0          $    9.2
   Chemicals                                            0.1              (0.2)
   Equipment/Services                                   3.5               2.0
   Corporate/Other                                      3.1               4.8
                                                   --------          --------
      CONSOLIDATED                                 $   18.7          $   15.8
                                                   --------          --------

For the three months ended 31 December 1996, operating income of Corporate/Other includes a gain of $9.5 million from the sale of the landfill gas recovery business and operating income of Chemicals includes an impairment loss of $9.3 million.

The segment results for the three months ended 31 December 1995 have been restated. The business to be divested (American Ref-Fuel) and the landfill gas business sold in November are included in the Corporate/Other segment, while the continuing businesses from the Environmental/Energy segment(power generation and Pure Air(TM)), are now included in the Equipment/Services segment.


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
                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

                          SUMMARY BY GEOGRAPHIC REGIONS


(In millions)

                                                       Three Months Ended
                                                           31 December
                                                     1996              1995
                                                   --------          --------

Sales:
   United States                                   $  792.1          $  699.7
   Europe                                             285.7             211.9
   Canada/Latin America                                39.6              34.9
   Other                                                3.5               1.0
                                                   --------          --------
      CONSOLIDATED                                 $1,120.9          $  947.5
                                                   --------          --------

Operating Income:
   United States                                   $  144.2          $  109.0
   Europe                                              20.1              33.7
   Canada/Latin America                                 5.4               1.5
   Other                                                (.3)               --
                                                   --------          --------
      CONSOLIDATED                                 $  169.4          $  144.2
                                                   --------          --------

Equity Affiliates' Income:
   United States                                   $    6.2          $    6.3
   Europe                                               7.1               5.7
   Canada/Latin America                                 2.7               1.3
   Other                                                2.7               2.5
                                                   --------          --------
      CONSOLIDATED                                 $   18.7          $   15.8
                                                   --------          --------

For the three months ended 31 December 1996, operating income of United States includes a gain of $9.5 million from the sale of the landfill gas recovery business and operating income of Europe includes an impairment loss of $9.3 million.


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

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

                        RESTATEMENT BY BUSINESS SEGMENTS


The segment results for the year ended 30 September 1996 have been restated. The business to be divested (American Ref-Fuel) and the landfill gas business sold in November are included in the Corporate/Other segment, while the continuing businesses from the Environmental/Energy segment(power generation and Pure Air(TM)), are now included in the Equipment/Services segment. The following table summarizes the restatement for each quarter and the year ended 30 September 1996:



(In millions)                      First          Second           Third         Fourth            Total
                                  --------       --------         --------       --------         --------

Sales:
   Industrial Gases               $  550.9       $  591.5         $  577.9       $  590.2         $2,310.5
   Chemicals                         309.7          340.0            352.5          360.1          1,362.3
   Environmental/Energy                 --             --               --             --               --
   Equipment/Services                 81.9           76.3             61.8           94.6            314.6
   Corporate/Other                     5.0            4.7              5.1            5.5             20.3
                                  --------       --------         --------       --------         --------
      CONSOLIDATED                $  947.5       $1,012.5         $  997.3       $1,050.4         $4,007.7
                                  --------       --------         --------       --------         --------

Operating Income:
   Industrial Gases               $  103.7       $   99.6         $  102.2       $  101.2         $  406.7
   Chemicals                          48.1           52.7             55.2           41.5            197.5
   Environmental/Energy                 --             --               --             --               --
   Equipment/Services                  4.6            7.0              7.4           13.7             32.7
   Corporate/Other                   (12.2)         (11.3)            (9.4)         (12.7)           (45.6)
                                  --------       --------         --------       --------         --------
      CONSOLIDATED                $  144.2       $  148.0         $  155.4       $  143.7         $  591.3
                                  --------       --------         --------       --------         --------

Equity Affiliates' Income:
   Industrial Gases               $    9.2       $    9.9         $   12.1       $   12.8         $   44.0
   Chemicals                           (.2)            .1               .2             .2               .3
   Environmental/Energy                 --             --               --             --               --
   Equipment/Services                  2.0            2.3              1.8            2.4              8.5
   Corporate/Other                     4.8            5.7              6.3           11.1             27.9
                                  --------       --------         --------       --------         --------
      CONSOLIDATED                $   15.8       $   18.0         $   20.4       $   26.5         $   80.7
                                  --------       --------         --------       --------         --------


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             Air Products and Chemicals, Inc.
                                         _______________________________________
                                             (Registrant)




Dated: 24 January 1997                    By:   /s/ Arnold H. Kaplan
                                             ___________________________________
                                               Arnold H. Kaplan
                                             Vice President - Finance


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